UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2017

BAY BANKS OF VIRGINIA, INC.
(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804) 435-1171

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective April 1, 2017, Bay Banks of Virginia, Inc. (the "Company") completed its previously announced merger (the "Merger") with Virginia BanCorp Inc ("Virginia BanCorp"), pursuant to the Agreement and Plan of Merger, dated as of November 2, 2016, by and between the Company and Virginia BanCorp (the "Merger Agreement").  At closing, Virginia BanCorp merged with and into, the Company, with the Company as the surviving company.  As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of Virginia BanCorp common stock was converted into 1.178 shares of the Company's common stock. Additionally, Virginia BanCorp shareholders will receive cash in lieu of fractional shares.

Immediately following the Merger, Virginia Commonwealth Bank, a commercial bank chartered under the laws of Virginia and a wholly owned subsidiary of Virginia BanCorp, merged with and into Bank of Lancaster, a commercial bank chartered under the laws of Virginia and a wholly owned direct subsidiary of the Company, with Bank of Lancaster as the surviving entity. In connection with the bank merger, the name of the surviving bank was changed to Virginia Commonwealth Bank (the "Bank").

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On March 31, 2017, Robert F. Hurliman, chairman of the Board of Directors of the Company (the "Board"), notified the Company of his resignation as a director of the Company, effective March 31, 2017.
Appointment of Directors
Pursuant to the merger agreement, and effective as of the effective date of the Merger, the Board appointed Lawrence N. Ashworth, James B. McNeer, C. Frank Scott, III, Larry C. Tucker and James P. VanLandingham to the Board.  Each of these individuals previously served as a director of Virginia BanCorp.  Each of the new directors will serve as a director of the Company until the 2017 annual meeting of shareholders of the Company.  In accordance with the Merger Agreement, and provided that such persons continue to meet the standards for directors of the Company, the Company will nominate these individuals for reelection at the 2017 annual meeting.  If nominated, each of Messrs. Ashworth and McNeer will be nominated to serve an initial term of one year, each of Messrs. Tucker and VanLandingham will be nominated to serve an initial term of two years, and Mr. Scott will be nominated to serve an initial term of three years.

In addition, the Board has appointed Mr. Ashworth to the Audit Committee and Enterprise Risk Committee, Mr. McNeer to the Compensation Committee and Nominating Committee, Mr. Scott to the Nominating Committee, Mr. Tucker to the Compensation Committee and Enterprise Risk Committee and Mr. VanLandingham to the Audit Committee.
Effective as of the effective date of the Merger, Mr. Scott was appointed as Chairman of the Board and Randal R. Greene was appointed as Vice Chairman of the Board. Mr. Scott, formerly President and Chief Executive Officer of Virginia BanCorp, also was appointed as President of the Bank as contemplated by the Merger Agreement and effective as of the effective date of the Merger.
Each newly appointed non-employee director will be compensated consistent with the compensation policies applicable to the Company's other non-employee directors as currently in effect and as disclosed in the Company's Registration Statement on Form S-4 (Registration No. 333-214921), filed with the Securities and Exchange Commission on December 6, 2016 and declared effective on February 2, 2017.

Appointment of Chief Financial Officer
Pursuant to the Merger Agreement, and effective as of the effective date of the Merger, the Board appointed James A. Wilson, Jr., formerly Vice President and Treasurer of Virginia BanCorp, as Executive Vice President and Chief Financial Officer of the Company.  Deborah M. Evans was appointed Senior Vice President of the Company and Senior Vice President and Chief Accounting Officer of the Bank.  Ms. Evans had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank.
Mr. Wilson, age 56, joined Virginia Commonwealth Bank in August 1989 as Treasurer/Controller and was soon thereafter promoted to Senior Vice President/Chief Financial Officer. In 2012, he was promoted to Executive Vice President/Chief Financial Officer of Virginia Commonwealth Bank. Mr. Wilson is a Certified Public Accountant, CFA® charterholder and Chartered Global Management Accountant.
In connection with entering into the Merger Agreement, the Company entered into an employment agreement with Mr. Wilson that became effective upon the consummation of the merger.  Under the terms of the employment agreement with Mr. Wilson, dated November 2, 2016, Mr. Wilson will be employed as Executive Vice President and Chief Financial Officer of the Company and the Bank.  The term of the agreement commenced upon closing of the Merger and will expire on the second anniversary thereof, unless earlier terminated or extended as provided therein. The term automatically will renew for successive two year terms, unless either party gives at least three months prior notice to the other.  Mr. Wilson will receive an initial base salary of not less than $144,668 and may receive base salary increases and incentive bonus compensation or other compensation in the amounts determined by the Board of Directors of the Bank.  Mr. Wilson will be eligible to participate in the Company's long-term and short-term incentive plans and in cash and non-cash employee benefit plans and will be provided with reimbursement for certain expenses.
Mr. Wilson's agreement also provides for the termination of his employment at any time by the Company for other than "Cause" or by Mr. Wilson for "Good Reason" (as those terms are defined in his agreement).  Upon termination under either of these circumstances and provided that Mr. Wilson releases and waives his claims against the Company as provided in his agreement, Mr. Wilson will be entitled to the following:

an amount equal to the greater of (i) a monthly amount equal to one-twelfth of his annual base salary in each month for the remainder of the term of his agreement, or (ii) a monthly amount equal to one-twelfth of his annual base salary for a period of one year;

	any bonus or other short-term incentive compensation earned, but not yet paid, for the year prior to the year in which his employment terminates; and

if Mr. Wilson so elects, continued participation in the Company's group health and dental plans for the period in which payments are made above and payment by the Company of its portion of premiums in effect at the date of termination.

If within one year after a "Change in Control", Mr. Wilson's employment is terminated without Cause or if he resigns for Good Reason, Mr. Wilson will be entitled to receive a lump sum cash payment equal to two times the sum of his base salary and most recent annual bonus (in each case, as of the date of termination or, if greater, as of the Change in Control) and continued participation in benefit plans as described above for a period of two years.
Mr. Wilson also will be subject, in certain circumstances, to non-competition and non-solicitation restrictions for a period of two years following the termination of his employment.
The foregoing description of Mr. Wilson's employment agreement does not purport to be complete and is qualified in its entirety by reference to his employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2017, the Board adopted amendments to the Company's bylaws.  In connection with the appointment of the newly-appointed directors to the Board as described in Item 5.02, Sections 2 and 3 of Article III of the Bylaws were amended to (i) provide that the mandatory retirement age set forth in the bylaws will not apply to the new directors at the 2017 annual meeting of shareholders and for the remainder of the term for which such director is elected by shareholders at the 2017 annual meeting and (ii) expand the size of the Board by four (4) directors, from six (6) directors to ten (10) directors.

In addition, among other immaterial revisions, the Board also adopted and approved the following amendments:

•	revisions to Article I, Sections 1 and 2 to contemplate the issuance of certificated or uncertificated shares;
•
modifications to the notice provisions for meetings of directors in Article IV, Section 3, including to allow for electronic or telephone communications and to provide that notice need not be given for regular meetings fixed by resolution of the Board;

•	modifications to Article V, Sections 2 and 4 to provide that the Nominating and Governance Committee and Compensation Committee are appointed by the Board;
•	revisions to Article V, Section 3 to provide that the Chairman of the Audit Committee is be elected by the Board;
•	clarifications to Article V, Sections 2, 3 and 4 to provide that the members of the Nominating and Governance Committee, Audit Committee and Compensation Committee will be selected from the Board; and
•	revisions to Article VIII to provide that the vote requirement for amendments to the bylaws by the Company's shareholders is a majority of votes cast.

The foregoing description of the Company's bylaws, as amended and restated by the Board, is qualified in its entirety by reference to the full text of such amended and restated bylaws. A copy of the amended and restated bylaws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01  Other Events.

On April 3, 2017, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K within 71 calendar days after the date on which this report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be provided by amendment to this Form 8-K within 71 calendar days after the date on which this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated November 2, 2016, by and between Bay Banks of Virginia, Inc. and Virginia BanCorp Inc. (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 8, 2016)

3.1	Bylaws of Bay Banks of Virginia, Inc. (as amended effective April 1, 2017)
3.2	Bylaws of Bay Banks of Virginia, Inc. (as amended effective April 1, 2017) (marked)
10.1
Employment Agreement, dated November 2, 2016 and effective upon the Merger, between Bay Banks of Virginia, Inc. and James A. Wilson, Jr. (Incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on January 30, 2017)

99.1	Press Release dated April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.
(Registrant)

Date: April 6, 2017	By:	/s/ James A. Wilson, Jr.
James A. Wilson, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated November 2, 2016, by and between Bay Banks of Virginia, Inc. and Virginia BanCorp Inc. (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 8, 2016)

3.1	Bylaws of Bay Banks of Virginia, Inc. (as amended effective April 1, 2017)
3.2	Bylaws of Bay Banks of Virginia, Inc. (as amended effective April 1, 2017) (marked)
10.1
Employment Agreement, dated November 2, 2016 and effective upon the Merger, between Bay Banks of Virginia, Inc. and James A. Wilson, Jr. (Incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on January 30, 2017)

99.1	Press Release dated April 3, 2017